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                                                                      EXHIBIT 16

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549


Gentlemen:


We have read Item 4 of the Form 8-K dated May 17, 1999 of Medcare Technologies, Inc. and are in agreement with the statements contained in the first two paragraphs therein. We have no basis to agree with other statements of the registrant contained therein.




                                                Yours very truly,

                                                /s/ Clancy and Co.
                                               ---------------------------
                                                    Clancy and Co., P.L.L.C.